1.Overview of the PRC wholesale and Retail Industry

Table: China - Page 11

Wholesale and Retail Industry in China
	2005	2006	2007	2008	2009
Indicators	USD	USD	USD	USD	USD
Number of Legal Entities	47698	51788	55737	100935	95468
People working in this industry (in million)	5.2	5.4	6.0	7.4	7.5
Merchandise Purchase volume (in billion)	1367.7	1611.5	2014.3	2875.6	2800.0
Import volume (in billion)	110.3	116.4	138.6	226.1	207.9
Merchandise Sales volume (in billion)	1455.5	1719.6	2074.1	3253.6	3143.2
Export volume (in billion)	132.7	149.5	174.3	216.2	174.6
Merchandise inventory level (in billion)	110.3	119.2	143.6	240.1	250.4

Reference:

www.stats.gov.cn/tjsj/...
www.stats.gov.cn/tjsj/ndsj/2010/html/Q1701e.htm
Link Excel Link Chinese Full Window

17-1 Basic Conditions of Wholesale and Retail Trades

Item	2005	2006	2007	2008	2009
Wholesale and Retail Trades					
Number of Corporation Enterprises (unit)	47680	51788	55737	100935	95468
Engaged Persons at Year-end (10 000 persons)	519.5	544.3	604.9	737.4	749.0
Total Purchases (100 million yuan)	87530.9	103139.0	128912.5	184039.3	179202.9
Imports (100 million yuan)	7061.0	7446.9	8871.7	14473.1	13308.0
Total Sales (100 million yuan)	93151.3	110054.8	132740.8	208229.8	201166.2
Exports (100 million yuan)	8493.1	9569.8	11154.4	13837.5	11174.1
Total Stock (100 million yuan)	7061.0	7629.6	9193.2	15368.1	16024.0
Wholesale1 Trade					
Number of Corporation Enterprises (unit)	26963	28125	29046	59432	52853
Engaged Persons at Year-end (10 000 persons)	224.4	224.9	249.6	315.4	312.3
Total Purchases (100 million yuan)	71650.6	83379.9	104832.5	152557.5	143008.7
Imports (100 million yuan)	6832.4	7164.2	8466.4	14009.1	12699.1
Total Sales (100 million yuan)	75510.7	87594.3	105619.9	170260.2	157834.6
Exports (100 million yuan)	8461.6	9535.4	11100.1	13819.9	11152.0
Total Stock (100 million yuan)	5274.8	5632.6	6649.9	11675.8	11848.3
Retail Trade					
Number of Corporation Enterprises (unit)	20735	23663	26691	41503	42615
Engaged Persons at Year-end (10 000 persons)	295.1	319.4	355.3	422.1	436.7
Total Purchases (100 million yuan)	15880.3	19759.1	24080.1	31481.9	36194.2
Imports (100 million yuan)	228.6	282.7	405.3	464.0	608.8
Total Sales (100 million yuan)	17640.5	22460.5	27121.0	37969.6	43331.6
Exports (100 million yuan)	31.5	34.4	54.3	17.6	22.1
Total Stock (100 million yuan)	1786.2	1997.0	2543.3	3692.4	4175.7
Business Area of Retail at Year-end (10 000 sq.m)	7375.8	12397.6	16091.1	19075.5	22727.9

a) Scope of wholesale and retail trades for 2005-2007 covers enterprises and establishments above designated size, those for 2008 and 2009 covers enterprises above designated size.

b) For the designation of size for 2008 and 2009, the indicator was based on income from principal business, for other years, it was based on total sales or turnover and engaged persons.

*exchange rate: USD 1 : RMB 6.4

Link: http://www.stats.gov.cn/tjsj/ndsj/2010/html/Q1701e.htm

2.Table: Hebei Province (Column 1 & Column 3) - Page 11&page12

2009 Breakdown of the Wholesale and Retail Industry in Hebei Province and China
	2009	2009
	Wholesale	Wholesale
	Hebei	China
Indicators	USD	USD
Number of Legal Entities	805	52853
People working in this industry (in million)	0.08	3.1
Merchandise Purchase volume (in billion)	35.59	2234.5
Import volume (in billion)	0.55	198.4
Merchandise Sales volume (in billion)	42.67	2466.2
Export volume (in billion)	0.82	174.3
Merchandise inventory level (in billion)	2.36	185.1

Reference:

www.stats.gov.cn/tjsj/ndsj/2010/html/Q1704e.htm
Link Excel Link Chinese Full Window

17-4 Basic Condition and Total Purchases, Sales and Stock of Enterprises above Designated Size of Wholesale Trade by Region(2009)

(100 million yuan)

Region	Number of Corporation Enterprises (unit)	Engaged Persons at Year-end (person)	Total Purchases Value	Imports	Total Sales Value	Exports	Stock (year-end)
National Total	52853	3122535	143008.7	12699.1	157834.6	11152.0	11848.3
Beijing	5907	272530	20868.2	3651.0	22558.0	1072.2	2383.5
Tianjin	2639	75831	7973.6	323.3	8599.5	232.0	487.2
Hebei	805	82140	2277.5	35.3	2730.6	52.2	151.0
Shanxi	668	94393	2347.4	164.0	2705.0	55.0	141.6
Inner Mongolia	461	42829	1321.0	115.6	1487.6	28.0	98.0
Liaoning	2058	80394	5828.5	271.8	6428.7	191.2	343.4
Jilin	293	40397	941.3	18.1	1049.4	12.1	94.2
Heilongjiang	737	49405	1771.7	265.5	2028.3	250.8	156.7
Shanghai	4041	242863	18553.2	2741.0	20170.8	1752.7	1319.6
Jiangsu	7005	296144	13460.5	791.3	15364.8	1359.9	837.3
Zhejiang	6416	218180	12954.4	1188.6	13888.0	2300.1	711.1
Anhui	706	93131	2668.9	147.0	2937.0	116.5	158.7
Fujian	1905	111856	4330.1	410.7	4617.1	813.7	442.0
Jiangxi	318	43073	776.4	8.9	1002.8	38.4	56.0
Shandong	3866	259108	6338.0	298.6	7584.4	359.4	491.2
Henan	1767	142369	2869.3	74.6	3083.0	105.9	901.1
Hubei	933	93825	3704.3	154.8	4259.0	111.1	222.4
Hunan	823	61846	1822.6	33.5	1643.9	68.9	179.4
Guangdong	5991	358792	17888.3	1663.9	18599.1	1842.8	1089.6
Guangxi	685	44440	1415.8	19.4	1464.0	25.4	114.5
Hainan	259	12186	461.1	15.0	517.5	14.1	29.9
Chongqing	1104	85729	2561.4	41.7	2864.0	55.5	165.4
Sichuan	853	79856	2135.0	40.5	2570.6	85.6	193.2
Guizhou	283	38332	575.1	6.0	825.8	10.9	80.4
Yunnan	824	73014	2097.0	43.8	2591.0	78.0	470.4
Tibet	14	2248	25.0	1.8	33.2	0.5	4.2
Shaanxi	331	43227	1664.6	32.7	1956.2	70.4	94.0
Gansu	237	20543	1111.1	3.2	1205.8	4.8	141.3
Qinghai	71	8009	141.5	1.2	184.2	3.0	12.4
Ningxia	181	9781	324.2	0.1	373.6	6.1	24.9
Xinjiang	672	46064	1801.7	136.5	2511.8	34.8	253.4

*exchange rate: USD 1 : RMB 6.4

Link: http://www.stats.gov.cn/tjsj/ndsj/2010/html/Q1704e.htm

2.2Table: Hebei Province (Column 2 & Column 4) - Page 11&page12

2009 Breakdown of the Wholesale and Retail Industry in Hebei Province and China
	2009	2009
	Retail	Retail
	Hebei	China
Indicators	USD	USD
Number of Legal Entities	1010	42615
People working in this industry (in million)	0.14	4.4
Merchandise Purchase volume (in billion)	12.52	565.5
Import volume (in billion)	0.04	9.5
Merchandise Sales volume (in billion)	14.69	677.1
Export volume (in billion)	0.00	0.3
Merchandise inventory level (in billion)	1.38	65.2

Reference:

Link Excel   Link Chinese   Full Window

17-11 Basic Conditions and Total Purchases, Sales and Stock of Enterprises above Designated Size of Retail Trade by Region(2009)

(100 million yuan)

Region	Number of Corporation Enterprises (unit)	Engaged Persons at Year-end (person)	Total Purchases Value	Imports	Total Sales Value	Exports	Stock (year-end)
National Total	42615	4367063	36194.2	608.8	43331.6	22.1	4175.7
Beijing	3142	276765	3693.2	67.8	4108.5	2.9	355.0
Tianjin	680	77802	946.0	19.9	1096.9		87.9
Hebei	1010	144980	801.4	2.4	939.9		88.3
Shanxi	845	107752	689.9	8.3	868.2		85.6
Inner Mongolia	707	71963	630.5	2.5	735.3		58.4
Liaoning	1899	180341	1305.4	28.5	1676.5	1.3	140.8
Jilin	552	50792	438.6	8.2	548.0		57.3
Heilongjiang	539	82238	564.7	2.7	773.8		67.8
Shanghai	1422	274699	2651.6	77.7	3335.8	1.5	342.2
Jiangsu	3962	390312	3305.2	40.1	3985.3	2.2	307.8
Zhejiang	2574	234365	2959.7	66.7	3197.7	1.7	249.5
Anhui	1148	124179	847.4	2.3	926.7	0.3	111.6
Fujian	1442	148455	1094.3	20.2	1344.4	0.2	108.4
Jiangxi	454	53332	358.9	3.8	453.5	0.2	36.0
Shandong	6160	492363	3394.9	7.6	3951.1	2.7	448.9
Henan	4115	273056	1519.6	12.2	1608.9	0.1	456.5
Hubei	1190	194222	1280.3	12.4	1517.1		126.4
Hunan	1333	133913	848.0	22.7	1324.5	0.1	85.8
Guangdong	3585	403754	3568.7	130.3	4688.4	7.9	373.3
Guangxi	638	64786	466.3	3.8	568.3	0.2	51.2
Hainan	239	18100	134.0	2.4	202.0		16.1
Chongqing	980	108459	889.6	15.3	1047.1		88.0
Sichuan	1026	150014	1393.2	20.9	1560.5	0.3	132.2
Guizhou	371	30806	278.8	2.4	358.0	0.1	28.7
Yunnan	688	71274	517.2	19.3	663.8	0.1	86.2
Tibet	46	3664	39.4	0.1	43.7		7.3
Shaanxi	896	114948	832.2	4.3	954.1	0.3	79.4
Gansu	282	31585	238.2		280.1		36.9
Qinghai	89	9447	49.7	0.1	59.8		6.0
Ningxia	191	15171	133.0	1.0	144.8		17.2
Xinjiang	410	33526	324.1	2.9	369.0	0.1	38.9

*exchange rate: USD 1 : RMB 6.4

Link: http://www.stats.gov.cn/tjsj/ndsj/2010/html/Q1711e.htm

2.3 Table: Hebei Province (Column 5) - Page 11&page12

2009 Breakdown of the Wholesale and Retail Industry in Hebei Province and China
2009
Total
China
Indicators	USD
Number of Legal Entities	95468
People working in this industry (in million)	7.5
Merchandise Purchase volume (in billion)	2800.0
Import volume (in billion)	207.9
Merchandise Sales volume (in billion)	3143.2
Export volume (in billion)	174.6
Merchandise inventory level (in billion)	250.4

Reference:

Link Excel   Link Chinese   Full Window

17-1 Basic Conditions of Wholesale and Retail Trades

Item		2005	2006	2007	2008	2009
Wholesale and Retail Trades						
Number of Corporation Enterprises	(unit)	47698	51788	55737	100935	95468
Engaged Persons at Year-end	(10 000 persons)	519.5	544.3	604.9	737.4	749.0
Total Purchases	(100 million yuan)	87530.9	103139.0	128912.5	184039.3	179202.9
Imports	(100 million yuan)	7061.0	7446.9	8871.7	14473.1	13308.0
Total Sales	(100 million yuan)	93151.3	110054.8	132740.8	208229.8	201166.2
Exports	(100 million yuan)	8493.1	9569.8	11154.4	13837.5	11174.1
Total Stock	(100 million yuan)	7061.0	7629.6	9193.2	15368.1	16024.0
Wholesalel Trade						
Number of Corporation Enterprises	(unit)	26963	28125	29046	59432	52853
Engaged Persons at Year-end	(10 000 persons)	224.4	224.9	249.6	315.4	312.3
Total Purchases	(100 million yuan)	71650.6	83379.9	104832.5	152557.5	143008.7
Imports	(100 million yuan)	6832.4	7164.2	8466.4	14009.1	12699.1
Total Sales	(100 million yuan)	75510.7	87594.3	105619.9	170260.2	157834.6
Exports	(100 million yuan)	8461.6	9535.4	11100.1	13819.9	11152.0
Total Stock	(100 million yuan)	5274.8	5632.6	6649.9	11675.8	11848.3
Retail Trade						
Number of Corporation Enterprises	(unit)	20735	23663	26691	41503	42615
Engaged Persons at Year-end	(10 000 persons)	295.1	319.4	355.3	422.1	436.7
Total Purchases	(100 million yuan)	15880.3	19759.1	24080.1	31481.9	36194.2
Imports	(100 million yuan)	228.6	282.7	405.3	464.0	608.8
Total Sales	(100 million yuan)	17640.5	22460.5	27121.0	37969.6	43331.6
Exports	(100 million yuan)	31.5	34.4	54.3	17.6	22.1
Total Stock	(100 million yuan)	1786.2	1997.0	2543.3	3692.4	4175.7
Business Area of Retail at Year-end	(10 000 sq.m)	7375.8	12397.6	16091.1	19075.5	22727.9

*exchange rate: USD 1 : RMB 6.4

Link: http://www.stats.gov.cn/tjsj/ndsj/2010/html/Q1701e.htm

3. Target Market and Target Audiences - Page 12

China

According to the National Bureau Statistics of China, there were 712.8 million people (53.4% of total population) living in rural areas in China and the population increased at a natural birth rate of 5.05% per year. The Government recently released a series of policies regarding the renovation of the rural market and the improvement of living standards for the rural population. We believe that the growth in China will be driven by the rural market in the future.

Reference a:

Link: http://www.stats.gov.cn/tjsj/ndsj/2010/html/D0301e.htm

Reference b:

Link: http://www.stats.gov.cn/tjsj/ndsj/2010/html/D0302e.htm

4. Page 12

Hebei Province

In the first stage, CAMGwill focus on developing our business in the Hebei Network. Hebei province is an agriculturally dominant provinceand an ideal location for developing the Chinese rural market. The following lists some key attributes ofHebei province:

● 40.09 million rural population; total population of 70.34 million; ranked 6th in China.

● Natural birth rate is 6.5%.

Reference:

Link: http://www.stats.gov.cn/tjsj/ndsj/2010/html/D0304e.htm

● Gross GDP of RMB 1,338.7 billion; ranked 6th in China

Revised:

● Gross GDP of RMB 1,723.5 billion; ranked 6th in China

Reference:

Link: http://www.stats.gov.cn/tjsj/ndsj/2010/html/C0214e.htm

● GDP per capita of RMB 19,363; ranked 11th in China.

● Gross production of grains in Hebei reached 29.012 billion kg which is 5.5% of the nation; ranked 7th in China

Reference:

Link: http://www.stats.gov.cn/tjsj/ndsj/2010/html/M1315e.htm

● One of the 13 grain production provinces in China; Hebei uses area of 9.237 million mu(approx. 1.5 million acres) as farmland for grains.

Revised: 6,317 million

● One of the 13 grain production provinces in China; Hebei uses area of 6.317 million hectares as farmland for grains.

Reference:

Link: http://www.stats.gov.cn/tjsj/ndsj/2010/html/M1303e.htm

5. Page 12

The income per capita of rural population increased from RMB 2,253 in 2000 to RMB 5,153.2 in 2009, and it is expected to keep increasing under a series of supportive governmental policies.

Reference:

Link: http://www.stats.gov.cn/tjsj/ndsj/2010/html/J1021e.htm

6. Paragraph “Focus Media Holding Limited (‘Focus Media’)” (Page 13)

Reference: http://ir.focusmedia.cn/phoenix.zhtml?c=190067&p=irol-reportsAnnual

NASDAQ: FMCN

Focus Media Holding Limited (“Focus Media”):

● In 2010, Focus Media generated revenues mainly from 5 different types of advertising networks: LCD display network, poster frame network, in-store network, traditional outdoor billboard network, and movie theater network.

● In 2010, Focus Media had revenue of $516 million, gross profit of $294 million (57%), operating income of $119 million (23%), and net income from continuing operations of $103 million (20%).

Reference:

●

Source: FMCN 2010 annual report (Page 12)

Source: FMCN 2010 annual report (Page 17)

Focus Media Holding Limited Annual Report 2010 19

Management's Discussion and Analysis

portion of our location costs attributable to these existing locations could increase. As we continue to increase the size of our network and as we update and replace our existing displays with new technology, our depreciation costs in connection with our commercial location network are expected to increase.

In-store Network. The primary costs of revenues connected with our in-store network are location costs resulting from rental and maintenance fees and depreciation costs for our displays. We expect these costs to be lower as a percentage of the revenue in near future compared to 2010.

Poster Frame Network. The primary costs of revenues connected with our poster frame network are location costs resulting from rental fees. Depreciation costs for our frames and other costs for salary and maintenance fees also account for a significant portion of cost of revenues for our poster frame network. We expect these costs to increase in 2011 and years after because of expansion of the poster frame network and continuing competition from our competitors for desirable locations.

Movie Theatre & Traditional Outdoor Billboard Networks. The primary costs of revenue connected with movie theater advertising network and traditional outdoor billboard network are advertising time slot leasing costs charged by the movie operators and advertising space leasing costs charged by the billboard owners, respectively.

Source: FMCN 2010 annual report (Page 19)

Source: FMCN 2010 annual report (Page 44)

●    More than 80% of total revenue is attributed to the LCD display network (57.6%) and poster frame network (23.6%) in 2010.

Reference:

Source: FMCN 2010 annual report (Page 100)

●    In October 2005, Focus Media acquired Framedia, which operated the largest in-elevator poster frame advertising network in China and provides brand advertisers and community service providers a direct channel to target urban residential communities. As of March 31, 2011, the poster frame network had 378,000 in-elevator poster and digital picture frames in residential buildings that covered more than 30 cities all over China.

Reference:

Focus Media Holding Limited Annual Report 2010 03

Selected Financial Data

The following selected consolidated statement of operations data for the years ended December 31, 2008, 2009 and 2010 and the consolidated balance sheet data as of December 31, 2009 and 2010 have been derived from our audited consolidated financial statements, which are included elsewhere in this annual report. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. The historical results are not necessarily indicative of results to be expected in any future period.

Our selected consolidated statement of operations data for the years ended December 31, 2006 and 2007 and our consolidated balance sheets as of December 31, 2006, 2007 and 2008 have been derived from our audited consolidated financial statements, which are not included in this annual report.

The selected consolidated financial information for the periods and as of the dates indicated should be read in conjunction with our financial statements and the accompanying notes and "Item 5. Operating and Financial Review and Prospects".

In April 2005, we commenced commercial operations of our in-store network and through our acquisition of Framedia, we commenced operation of our poster frame network on January 1, 2006. In February 2006, we acquired Target Media and in March 2006, we acquired Focus Media Wireless. In March 2007, we acquired Allyes. In January 2008, we acquired CGEN.

Source: FMCN 2010 annual report (Page 3)

●  In 2010, only the gross margin of LCD displays network was higher than 50%.

■   LCD display network (77.3%)

■   poster frame network (38.0%)

■   in-store network (30.7%)

■   traditional outdoor billboard network (21.6%)

■   movie theater network. (42.1%)

Reference:

Source: FMCN 2010 annual report (Page 42)

7. Paragraph “AirMedia Group Inc. (‘AirMedia’)” (Page 13)

Reference: http://ir.airmedia.net.cn/phoenix.zhtml?c=214947&p=irol-reportsOther

NASDAQ: AMCN

● AirMedia Group Inc. operates the largest digital media network in China dedicated to air travel advertising.

● AirMedia operates digital TV screens in 37 major airports, including 25 out of 30 largest airports in China. It also operates digital frames in 32 major airports, including the 15 largest airports in China.

Revised:

● AirMedia operates digital TV screens in 36 major airports, including 25 out of 30 largest airports in China. It also operates digital frames in 34 major airports, including the 15 largest airports in China.

● AirMedia sells advertisements on the routes operated by eight airlines, including the three largest airlines in China.

● In selected major airports, AirMedia also operates traditional media platforms, such as billboards and light boxes, and other digital media, such as mega LED screens.

Source: Fourth Quarter and Fiscal Year 2011 Unaudited Financial Results (page 14)

● In 2010, AirMedia had a revenue of $254 million, a gross profit of $32.6 million (12.8%), an operating margin of -6.6%, and a net income of -$9.11 million (-3.58%)

Revised:

● In 2010, AirMedia had a revenue of $236 million, a gross profit of $32.6 million (12.8%), an operating margin of 0.7%, and a net income of -$7.58 million (-3.58%)

●

Source: Fourth Quarter and Fiscal Year 2011 Unaudited Financial Results (page 8)

Source: Fourth Quarter and Fiscal Year 2011 Unaudited Financial Results (page 10)

Source: Fourth Quarter and Fiscal Year 2011 Unaudited Financial Results (page 19)

Source: Fourth Quarter and Fiscal Year 2011 Unaudited Financial Results (page 21)

8. Paragraph “VisionChina Media, Inc.(‘VisionChina’)” (Page 13)

Reference: http://www.visionchina.cn/phoenix.zhtml?c=215970&p=irol-ReportsAnnual

NASDAQ:VISN

VisionChina Media, Inc.(“VisionChina”):

●  VisionChina Media, Inc. using is digital mobile television broadcasts to deliver content and advertising to displays on mass transportation systems such as bus and subway networks.

●  As of December 31, 2010, its network and supplemental subway advertising platform covered 23 cities in China and consisted of approximately 137,395 digital displays.

Revised:

●  As of December 31, 2010, its network and supplemental subway advertising platform covered 23 cities in China and consisted of approximately 14,023 digital displays.

Source: VISIONCHINA MEDIA INC. (VISN) 20-F Annual and transition report of foreign private issuers pursuant tosections 13 or 15(d) (Page 3)

●  VisionChina sells its advertising time through direct sales force and third party advertising agencies.

●  VisionChina’s revenue increased by 14.3%, from $120 million in 2009 to $138 million in 2010. However the cost of revenue increased from $61.1 million in 2009 to $121 million in 2010.

Source: VISIONCHINA MEDIA INC. (VISN) 20-F Annual and transition report of foreign private issuers pursuant tosections 13 or 15(d) (Page 2)